Exhibit 5.1

Rimon Law
ABN 44 637 687 588

Level 10, 20 Martin Place
Sydney, NSW 2000
Australia

December 23, 2020

Integrated Media Technology Limited

Level 7, 420 King William Street

Adelaide, SA 5000

Australia

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Australian counsel to Integrated Media Technology Limited, an Australian corporation (the “Company”), in connection with its filing of a registration statement on Form F-1 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to the proposed offer, issue and sale by the selling shareholder identified in the Registration Statement from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of 266,667 of the Company’s ordinary shares (the “Shares”).

For the purposes of this opinion, we have examined and relied upon copies of the following documents:

(a)	the Registration Statement;

(b)	a draft of the prospectus contained in the Registration Statement;

(c)	the Company’s Constitution; and

(d)	a search obtained from the Australian Securities and Investments Commission as of the date hereof.

We have also examined and relied upon a certificate, dated the date hereof, of the Joint Company Secretary of the Company certifying the accuracy and completeness of the Constitution of the Company and resolutions of the Board of Directors of the Company dated November 27, 2020. We have also examined such other documents and made such enquiries as to questions of law as we have deemed relevant and necessary in order to render the opinions set forth below.

In such examination, we have assumed (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as copies (certified or otherwise); (d) the authenticity of the originals of such copies; (e) all information contained in all documents reviewed by us is true and correct; (f) that resolutions of the Board of Directors of the Company that we have relied upon for the purposes of this opinion have not been, and will not be, varied or revoked after the date of this opinion and that the meetings of the Board of Directors of the Company at which the resolutions were considered were properly convened, all Directors who attended and voted were entitled to do so, the resolutions were properly passed, and the Directors have performed their duties properly and all provisions relating to the declaration of Directors’ interests or the power of interested Directors were duly observed; (g) the accuracy of any searches obtained from the Australian Securities and Investments Commission in relation to the Company; (h) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder; and (i) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

Our opinion is subject to (i) the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), becoming effective under the Securities Act (and on the assumption that it will remain effective at the time of issuance of any Shares thereunder) and (ii) the agreed upon consideration being received for the issue of the Shares.

Based upon and subject to the foregoing, we are of the opinion that:

(a)	the Company is duly incorporated and validly existing under the laws of the Commonwealth of Australia in good standing (as such term is not defined under the Australian Corporations Act 2001 (the “Corporations Act”), meaning solely that there are no current orders for the winding up of, or appointment of a receiver or liquidator for the Company or any notice of its proposed deregistration);

(b)	the issue of the Shares has been duly authorized; and

(c)	the Shares have been issued and are fully paid and non-assessable (for the purpose of this opinion, the term “non-assessable”, when used to describe the liability of a person as the registered holder of ordinary shares, has no clear meaning under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of such ordinary shares, having fully paid all amounts due on such ordinary shares, are under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such ordinary shares).

The opinions expressed above are limited to the laws of the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws. This opinion letter is limited to the matters stated herein; no opinion may be inferred beyond the matters expressly stated.

This opinion letter will be deemed to have been delivered as of the date of effectiveness of the Registration Statement and will speak as of such date.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Rimôn Law Pty Ltd

Rimôn Law Pty Ltd